EXHIBIT 99.1
                             JOINT FILING AGREEMENT

         In  accordance  with Rule  13d-1(f)(1)  under  the  Securities
Exchange Act of 1934, the persons named below hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including any amendments thereto) with respect to the shares of Common Stock of Nooney Realty Trust, Inc. beneficially owned by each of them and further agree that this Joint Filing Agreement be included as an exhibit to such joint filings. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date set forth below.

KELCOR, INC., a Missouri corporation

By: /s/ David L. Johnson                         Date:    November 18, 1999
        David L. Johnson
        Vice President

/s/ David L. Johnson                             Date:    November 18, 1999
    David L. Johnson


/s/ Sandra L. Castetter                          Date:    November 18, 1999
    Sandra L. Castetter


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